                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

       Date of report (date of earliest event reported): April 11, 2003

                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        1-11639                                          22-3408857
(Commission File Number)                      (IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey               07974
  (Address of principal executive offices)               (Zip Code)

                                 (908) 582-8500
                        (Registrant's telephone number)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

         On April 9, 2003, Lucent Technologies Inc. (the "Company") entered into an Equity Distribution Agreement (the "Agreement") with UBS Warburg LLC (the "Agent"), which is attached as Exhibit 1.1 hereto. Under the terms of the Agreement, the Company may offer and sell up to 100 million shares of its common stock, from time to time, through the Agent. Sales of the shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange. The Agent will be entitled to a commission equal to 1.33% of the gross sales price per share of the shares sold under the Agreement. On April 11, 2003, in connection with this offer and sale of shares from time to time under the Agreement, the Company filed a prospectus supplement to the prospectus included in the Registration Statement on Form S-3 (File No. 333-102645) filed by the Company under the Securities Act of 1933, as amended, and which was declared effective on March 28, 2003.

Item 7. Financial Statements and Exhibits.

         (c)  Exhibits.

                  Exhibit 1.1 Equity Distribution Agreement, dated April 9, 2003, by and between Lucent Technologies Inc. and UBS Warburg LLC.

                  Exhibit 10.1 First Amendment to the Lucent Technologies Inc. 1997 Long Term Incentive Plan

                  Exhibit 10.2 Lucent Technologies Inc. 2003 Long Term Incentive Plan

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 LUCENT TECHNOLOGIES INC.

Dated: April 11, 2003            By:  /s/ John A. Kritzmacher
                                    -------------------------
                                    Name:  John A. Kritzmacher
                                    Title: Senior Vice President and Corporate
                                           Controller


                                  EXHIBIT INDEX

Exhibits:

Exhibit 1.1 Equity Distribution Agreement, dated April 9, 2003, by and between Lucent Technologies Inc. and UBS Warburg LLC.

Exhibit 10.1 First Amendment to the Lucent Technologies Inc. 1997 Long Term Incentive Plan

Exhibit 10.2      Lucent Technologies Inc. 2003 Long Term Incentive Plan